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                                                                    EXHIBIT 99.3

                          STONE CONTAINER CORPORATION

               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER

                             OFFER TO EXCHANGE ITS
         9 1/4% SENIOR NOTES DUE 2008 AND 9 3/4% SENIOR NOTES DUE 2011,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                       AS AMENDED, FOR ANY AND ALL OF ITS
                  OUTSTANDING 9 1/4% SENIOR NOTES DUE 2008 AND
                    OUTSTANDING 9 3/4% SENIOR NOTES DUE 2011

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
 TIME, ON           , 2001, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION
 DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON
 THE EXPIRATION DATE.
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To Registered Holder and/or Depository Trust Company Participant:

    The undersigned hereby acknowledges receipt of the Prospectus dated
          , 2001 (as the same may be amended or supplemented from time to time, the "Prospectus") of Stone Container Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange up to $300,000,000 in aggregate principal amount of its 9 1/4% Senior Notes due 2008 and up to $750,000,000 in aggregate principal amount of its 9 3/4% Senior Notes due 2011 (together, the "Registered Notes") for up to $300,000,000 in aggregate principal amount of its outstanding 9 1/4% Senior Notes due 2008 (the "2008 Notes") and up to $750,000,000 in aggregate principal amount of its outstanding 9 3/4% Senior Notes due 2011 (the "2011 Notes" and, together with the 2008 Notes, the "Outstanding Notes") that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

    The aggregate face amount of the 2008 Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $          of the 9 1/4% Senior Notes due 2008.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / To TENDER the following 2008 Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF 2008 NOTES TO BE TENDERED (IF LESS THAN ALL)): $

    / /  NOT to TENDER any 2008 Notes held by you for the account of the undersigned.
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    The aggregate face amount of the 2011 Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

    $          of the 9 3/4% Senior Notes due 2011.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / To TENDER the following 2011 Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF 2011 NOTES TO BE TENDERED (IF LESS THAN ALL)): $

    / / NOT to TENDER any 2011 Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the undersigned is not an "affiliate" of the Company, (2) any Registered Notes to be received by the undersigned are being acquired in the ordinary course of its business, (3) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of Registered Notes to be received in the Exchange Offer, and (4) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such Registered Notes. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 on behalf of whom the undersigned holds the Outstanding Notes to be exchanged in the Exchange Offer. By tendering Outstanding Notes pursuant to the Exchange Offer, a holder of Outstanding Notes which is a broker-dealer represents and agrees, consistent with certain interpretive letters issued by the staff of the Division of Corporation Finance of the Securities and Exchange Commission to third parties, that such Outstanding Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities, and it will deliver a Prospectus (as amended or supplemented from time to time) meeting the requirements of the Securities Act in connection with any resale of such Registered Notes (provided that, by so acknowledging and by delivering a Prospectus, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act).

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                                   SIGN HERE

  ____________________________________________________________________________
                          NAME OF BENEFICIAL OWNER(S)

  ____________________________________________________________________________

  ____________________________________________________________________________
                                   SIGNATURE

  ____________________________________________________________________________

  ____________________________________________________________________________
                             NAME(S) (PLEASE PRINT)

  ____________________________________________________________________________

  ____________________________________________________________________________
                                   (ADDRESS)

  ____________________________________________________________________________
                               (TELEPHONE NUMBER)

  ____________________________________________________________________________
              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

  ____________________________________________________________________________
                                      DATE

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